TERM LOAN, PLEDGE AND SECURITY AGREEMENT

This AGREEMENT, made as of June 18, 2008 by and between CHEROKEE PHARMACEUTICALS LLC, with offices at 1835 Market Street, 8th Floor, Philadelphia, PA 19103 ("Borrower") and NDH CAPITAL CORPORATION, a New York Corporation, with offices at 2975 Westchester Avenue, Suite 414, Purchase, NY 10577-2518 ("NDH" or "Lender").

WITNESSETH:

WHEREAS, Borrower has requested Lender to lend to Borrower the principal amount of $53,105,367.36, subject to, and on the terms and conditions hereinafter set forth; and

WHEREAS, Lender has agreed to make said loan, subject to, and on the terms and conditions hereinafter set forth;

NOW THEREFORE, IT IS HEREBY AGREED:

1. Definitions. As used herein:

(a) All terms defined in Articles 1 or 9 of the New York Uniform Commercial Code shall have the meanings given therein unless otherwise defined herein or the context shall otherwise require.

(b) "Collateral" shall mean Borrower's right title and interest in and to (i) Obligations (as defined below); and (ii) the proceeds of paragraph (i) above, including, but not limited to, all accounts, instruments, chattel paper, notes, general intangibles, deposit accounts, money and any other tangible or intangible property received by the Borrower upon the sale or other disposition of the Obligations or the proceeds thereof, all proceeds of insurance covering any of the foregoing and any and all personal property of whatever kind purchased with any such proceeds. Notwithstanding anything to the contrary contained herein, Collateral shall be limited to the Obligations and shall not include any other personal or real property of Borrower.

(c) "Event of Default" shall have the meaning attributed thereto in Section 10 hereof.

(d) "Obligations" shall mean those collectively (I) those certain eight (8) equal quarterly payments of $6,638,170.92 due to Borrower from Obligor, on the fifth (5th) day of each of January, 2011, April, 2011, July, 2011, October, 2011, January, 2012, April, 2012, July, 2012, and October, 2012 (the "Required Minimum Payments" as such term is defined in the Supply Agreement) pursuant to paragraph 2 of the First Amendment to Supply Agreement; and (II) the Default Payment under Section 4.11.2 of the Supply Agreement (the "Default Payments" as such term is defined in the Supply Agreement).

(e) "Obligor" shall mean MERCK & CO, INC., a New Jersey Corporation with offices at One Merck Drive, Whitehouse Station, NJ 08889-0100.

(f) "Loan" shall mean the term loan made by Lender hereunder.

(g) "Borrower Note" shall mean the Negotiable Promissory Note of the Borrower of even date herewith executed and delivered to Lender hereunder in the aggregate face amount of $53,105,367.36 (a copy of which is annexed hereto as Exhibit B).

(h) "Supply Agreement" shall mean, collectively, that certain Supply Agreement between Obligor and Borrower dated as of January 1, 2008 as amended by that certain First Amendment to Supply Agreement dated as of June 18, 2008.

(i) "Borrower's Knowledge" shall mean the actual knowledge of Borrower after due and diligent inquiry and/or based on representations made by the Obligor to Borrower as expressly set forth in the Supply Agreement; and any other documents and certificates delivered by the Obligor to the Borrower.

(j) "Collateral Documents" shall mean, collectively, any and all documents evidencing the Obligations, the Notice of Assignment and Acknowledgment, the UCC-1 Financing Statement to be filed against Borrower, the Collateral Agreement (as defined below), and any other documents or certificates executed by the Obligor and delivered to the Borrower in connection with the Loan.

(k) "Lender" shall mean NDH Capital Corporation, together with its successors or assigns.

(l) "Trustee" shall mean, Wilmington Trust Company, a Delaware corporation with an address of 1100 North Market Street, Wilmington, Delaware 19890.

(m) "Collateral Agency Agreement" shall mean that certain Collateral Agency Agreement among Borrower, Lender and Trustee dated as of June 18, 2008.

2. <u>Loan and Interest</u>

(a) <u>Agreement to Make the Loan</u>. Lender hereby agrees to lend to Borrower, subject to and on the terms and conditions set forth herein, the amount of $53,105,367.36. The Loan shall be repaid at the times and in the amounts specified in the Borrower Note, by payments due under the Collateral Documents and shall be secured by the Collateral. The Loan proceeds shall be disbursed in accordance with instructions to be provided by Borrower to Lender.

(b) <u>Borrower Note</u>. The Loan shall be evidenced by the Borrower Note, dated the date of this Agreement, payable as provided therein.

(c) Payment. All payments by Borrower to Lender under this Agreement or the Borrower Note shall be made by wire transfer to the account with the Trustee designated in the Notice and, in writing from time to time thereafter, by Lender. Unless an Event of Default has occurred, all payments shall be applied first against the amounts due under the Borrower Note, and then to any other amounts due to Lender hereunder with excess amounts, if any, being promptly remitted to Borrower.

(d) Use of Brokers and Payment of Fees. Each party represents and warrants to the other that it has no knowledge of any brokerage or other fees due to any party from the proceeds of this loan. Each party shall be responsible for payment of its own legal fees, if any.

(e) Prepayment. Notwithstanding anything to the contrary contained herein, subject to the foregoing, Borrower shall have the right to prepay the Borrower Note and the Loan without penalty or premium except for the Prepayment Amount described below (in whole but not in part. Provided that Borrower is not otherwise in default under any terms of the Borrower Note and/or the Loan, Borrower may exercise such right by providing the Lender at least ten (10) business days prior written notice thereof (the "Prepayment Notice"). The Prepayment Notice shall be irrecovable and shall include a prepayment date no earlier than the end of said ten (10) business day period (the "Prepayment Date"). Two (2) business days prior to the Prepayment Date, the Lender shall deliver to the Borrower a certificate calculating the Prepayment Amount as of the Prepayment Date. The Prepayment Amount shall be equal to the sum of the present value as of the Prepayment Date of the remaining Required Minimum Payments payable hereunder, discounted on a quarterly basis at a rate equal to the Discount Rate. The "Discount Rate" shall be equal to the reported yield for the actively traded United States Treasury security (the "Treasury Yield") having a maturity equal to the remaining weighted average life to maturity of the remaining Required Minimum Payments as of the Acceleration Date (the "Average Life") plus fifty (50) basis points, in no event to exceed 5.00%. If no U.S. Treasury security with a maturity exactly corresponding to the Average Life shall be reported, the Treasury Yield shall be determined by using the Bloomberg ICUR interpolation function for an equivalent Average Life. All Treasury Yield determinations hereunder shall be made by reference to the relevant yield reported as of 10:00 a.m. EST two (2) business days prior to the Prepayment Date using the U.S. Treasury ICUR function of the Bloomberg Financial Markets System, or if Bloomberg is unavailable, any other nationally recognized on-line financial reporting service mutually acceptable to the Borrower and the Lender.

3. Security for the Loan.

(a) To secure the prompt payment, performance and observance in full of the Loan and any other amounts due hereunder or under the Borrower Note (collectively, the "Liabilities"), Borrower hereby unconditionally and irrevocably assigns and pledges to Lender all of Borrower's right, title and interest in and to, and grants to Lender a continuing first priority security interest in, a lien upon and a set-off against, the Collateral. The rights assigned and pledged to Lender under this subparagraph (a) include, without limitation, any and all rights of Borrower with respect to the Collateral. Borrower agrees to execute any and all further documents reasonably requested by Lender to further evidence, secure or

perfect and keep perfected its security interest in the Collateral. In addition to any rights and remedies now or hereafter granted under applicable law and herein and not by way of limitation of any such rights and remedies, upon the occurrence of an Event of Default, the Lender shall also have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction.

(b) Any and all sums for which Borrower may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses, and court costs) which Lender may reasonably incur in enforcing the Borrower Note or enforcing or protecting its lien on or rights and interests in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions contemplated hereunder or thereunder, until paid by Borrower to Lender with interest at the post default rate set forth in the Borrower Note, shall be considered as additional indebtedness owing from Borrower to Lender hereunder and, as such, shall be secured by all of the Collateral.

4. Limited Recourse. Notwithstanding anything to the contrary contained herein, Lender agrees that it shall have recourse only to the Collateral for payment of the Liabilities, and shall have no recourse to the assets of Borrower other than the Collateral; provided, however, that the foregoing limitation of liability shall not apply to damages to or expenses incurred by Lender resulting from Lender's rights to indemnification under Section 13 hereof.

5. Notice to Obligor. Borrower shall, on or before the date of this Agreement, forward to the Obligor a notice of assignment and payment instructions including such additional information or material as Lender may designate, substantially in the form annexed hereto as Exhibit A (the "Notice"). Notwithstanding the foregoing, such notice shall not in any way modify Merck's rights, liabilities or obligations under the Supply Agreement. As set forth in the Notice, it is the intent of the parties to only assign Borrower's rights to receive the Required Minimum Payments. Lender acknowledges that Borrower is not assigning any other rights to Lender, including (but not limited to) any of Borrower's other rights under the Supply Agreement. Borrower acknowledges that Lender is not assuming any of Borrower's obligations. Lender agrees to promptly notify Borrower and the Obligor upon any subsequent transfer or assignment of the Collateral Documents or the Borrower Note.

6. Conditions Precedent. The obligation of the Lender to make the Loan hereunder is subject to satisfaction of the following conditions precedents:

(a) On or before the closing of the Loan, the Lender shall have received the following documents in form and substance satisfactory to it and its counsel:

(i) Counterparts of this Agreement duly executed by Borrower and delivered to Lender;

(ii) The Borrower Note duly executed by Borrower and delivered to Lender;

(iii) A copy of the Supply Agreement, portions of which may be redacted in the discretion of Borrower and/or Obligor, certified as true and correct by an authorized signatory of Obligor (a copy of the certificate is annexed hereto as Exhibit C);

(iv) The Notice executed by Borrower and Acknowledgment of Notice executed by the Obligor;

(v) Written opinion of counsel to the Borrower dated as of the date of this Agreement, addressed to the Lender (and its assigns) (or which Lender and its assigns are authorized in writing to rely upon), which relates to the formation of Borrower and the due execution, delivery, authorization and enforceability of the Loan Documents;

(vi) Incumbency Certificate of the Obligor authorizing the Supply Agreement together with certificates confirming its due formation and existence and current certificate of good standing of Obligor;

(vii) Corporate Resolution and Incumbency Certificate of the Borrower authorizing the Loan and the execution and performance of the liabilities hereunder, and under the Borrower Note and the assignment of the Collateral together with certificates confirming its due formation and existence;

(viii) UCC-1 Financing Statement(s) listing Borrower as debtor and the Lender or its assignee as secured party to be filed where Borrower maintains its principal place of business, describing the Collateral;

(ix) Written opinion of counsel to the Obligor dated as of the date of this Agreement, addressed to the Lender (and its assigns) (or which Lender and its assigns are authorized in writing to rely upon), which relates to the due execution, delivery, authorization and enforceability of the Supply Agreement (a specimen copy of the form of opinion is annexed hereto as Exhibit D) and delivered to Lender;

(x) Copy of the incumbency certificate originally delivered by the Obligor to the Borrower reasonably requested by the Lender;

(xi) Execution by all parties of the Collateral Agreement;

(xii) Corporate Resolution and Incumbency Certificate of the Trustee authorizing the execution and performance of the obligations under the Trust Agreement in form and substance acceptable to Lender;

(xiii) Delivery to Lender of Borrower's parent company PRWT'S consent to the assignment of the Collateral.

(xiv) Satisfactory evidence of payment of $250,000 into the escrow account established for the benefit of Obligor and Borrower.

(b) All legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to counsel for the Lender and its assigns.

7. Representations and Warranties. Borrower represents and warrants as of the date hereof that the following are true statements, to the extent necessary so as to have no material adverse effect on the Lender:

(a) Organization and Qualification. Borrower (i) is duly organized and validly existing under the laws of the state of its formation and duly licensed or qualified in all states wherein the character of the property owned or the nature of the business transacted by it makes such licensing or qualification necessary, (ii) has the power and authority to borrow money, to issue, execute and deliver the Borrower Note and this Agreement and to assign, endorse, transfer and deliver, and pledge to the Lender the Collateral as provided herein, and (iii) does not require the approval of or consent to any of such acts by any regulatory agency or other governmental authority or other third party.

(b) Authorization; Contravention. The execution, delivery and performance by Borrower of this Agreement and the Borrower Note are within the power of Borrower, have been duly authorized by all necessary action on behalf of Borrower, require no action by or in respect of, or filing with, any governmental body, agency or official, do not violate, conflict with, contravene, or constitute a default under, the Certificate of Formation of Borrower, or, to the best of Borrower's knowledge any provision of applicable law or regulation, or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower and will not result in the creation or imposition of any lien on any asset of Borrower except for liens to Lender created hereunder.

(c) Binding Effect. This Agreement and the Borrower Note constitute valid and binding agreements of Borrower, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or general principles of equity.

(d) The Collateral Documents and the Obligations. The Collateral Documents have been delivered by the Obligor to the Borrower to evidence the Obligations of the Obligor to Borrower. There have been no prepayments of principal or interest on the Collateral Documents. The Obligations are not otherwise in default. The Collateral Documents have not been altered, amended, revoked or rescinded by Borrower and to the best of Borrower's Knowledge remain in full force and effect. The outstanding amount of the Obligations as of the date hereof is $53,105,367.36.

(e) Defaults. The Borrower is not in default under any provision of any law, rule or regulation, or any agreement (including without limitation the Supply Agreement), lease or other instrument to which Borrower is a party or by which it is bound, which default would materially adversely affect the Borrower's ability to perform its obligations hereunder.

(f) Compliance with Applicable Laws. (i) The Collateral Documents do not violate any applicable federal or state laws, statutes, ordinances, regulations, decrees or orders (including the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Act")), other than violations which would not materially affect the Collateral, and (ii) Borrower has made all filings required to be made by it with the Securities and Exchange Commission (the "SEC") and any other federal or state agency or governmental or non-governmental regulatory authority or exchange.

(g) Litigation. There is no action, suit or proceeding pending which has been served upon Borrower and Borrower is unaware, without independent inquiry, of any action, suit or proceeding threatened against or affecting Borrower before any court, arbitrator or governmental body, agency or official which could materially adversely affect the business, financial condition or results of operations of Borrower or the Collateral or the Obligations.

(h) The Collateral. The Collateral pledged by the Borrower is owned solely by Borrower, free and clear of any liens, claims or encumbrances of any kind whatsoever. Upon the assignment of the Collateral by the Borrower and the filing of any necessary financing statements by the Lender, Lender's lien on the Collateral, to the best of Borrower's Knowledge, shall be first and prior on the Collateral and all proceeds resulting from the sale or other disposition thereof. Except as specifically consented to in writing by Lender and subsequent assignees of the Collateral, Borrower shall not grant or permit the granting of extensions of time for the payment of, or compromise for less than the full value of, or release in whole or in part any person liable for the payment of, or allow any credit whatsoever against, the Collateral or any instrument or document representing the Collateral.

(i) Offering of the Borrower Note. Neither the Borrower, nor to the best of Borrower's Knowledge any agent acting on its behalf, has offered the Borrower Note or any similar security for sale to, or solicited any offers to buy the Borrower Note or any similar security for sale to, or negotiated or communicated with respect thereto with, any person or entity other than a financial lending institution.

(j) Place of Business. The principal place of business of Borrower is located at the address set forth in paragraph 14(b) of this Agreement. Borrower shall not change its address without prior written notice to Lender.

(k) Foreign Assets Control Regulations, Etc. (i) Neither the Loan nor Borrower's use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii) The Borrower is not (A) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (B) engaged in any dealings or transactions with any such Person. The Borrower is in compliance, in all material respects, with the USA Patriot Act.

(iii) No part of the proceeds from the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to Borrower.

(l) Use of Proceeds. No part of the proceeds from the Loan hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Borrower in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

(m) Required Minimum Payments Absolute. The obligation of Obligor to make payment of the Required Minimum Payments is absolute and unconditional and the rights of Borrower to receive an amount from Obligor of no less than the Required Minimum Payments (plus the Default Payments) shall not be subject to any defense, including but not limited to the bankruptcy or insolvency of Borrower, set-off, counterclaim or recoupment which Obligor may have against the Borrower for any reason whatsoever.

(n) No Misrepresentations. No representation or warranty of Borrower contained herein and no financial statement, certificate, schedule or other document of Borrower furnished in connection with the transactions contemplated hereby contains or will contain a misstatement of material fact or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made. Notwithstanding the foregoing, Lender hereby acknowledges that the 2007 fiscal year financial information provided by Borrower to Lender is subject to modification, that such modifications may be material, and that such financial information is excluded from the foregoing representation of Borrower.

8. Covenants. Borrower covenants and agrees that so long as this Agreement remains in effect and until payment in full of the Obligations, unless specifically waived by Lender in writing:

(a) Borrower shall furnish (or cause to be furnished) to Lender:

(i) promptly after the Borrower becomes aware thereof, notice of any event which would result in a material adverse change in the condition or operations, financial or otherwise, of Borrower;

(ii) promptly upon the receipt thereof, Borrower shall provide the following to Lender: (a) notices with respect to default by Borrower under the Supply Agreement; (b) notice of any litigation or legal action between Borrower and Obligor; and (c) notice of any change of Obligor's address of its chief executive office.

(b) Maintenance of Existence. Borrower shall maintain its corporate existence and all rights, qualifications and franchises necessary to continue its business as it may be conducted and shall comply with all material laws, rules, regulations, orders, judgments and agreements applicable to it, its properties and the conduct of its business.

(c) Pledge of Collateral. Borrower shall not pledge, sell, assign, transfer, create, or suffer to exist, any security interest or other lien or encumbrance in any part of the Collateral, except in favor of Lender.

(d) Notice of Litigation. Borrower shall promptly give notice in writing to Lender of the occurrence of any litigation or proceedings affecting Borrower or any dispute between Borrower and any governmental regulatory body or any other person (including, without limitation, any material changes in the Federal income tax returns of Borrower which may be proposed on audit) if such litigation, proceeding or dispute is one which might substantially interfere with, or if adversely determined might have a material adverse effect upon, the financial condition, business or the normal operations of Borrower or the Collateral.

(e) Monies Held in Trust For Lender. Any monies mistakenly paid to the Borrower with respect to the Collateral Documents shall be deemed to be held in trust by the Borrower for the benefit of Lender and shall be promptly paid over to Lender by Borrower.

(f) Financial and Business Information. Borrower shall deliver to Lender:

(i) *Semiannual Statements*. By August 1 of each calendar year, duplicate copies of non-audited financial statements of Borrower for the January 1-June 30 period of such calendar year.

(ii) *Annual Statements* — By April 15 of each calendar year, duplicate copies of annual audited financial statements of Borrower, accompanied by a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default of Borrower, and, if they are aware that any such condition or event then exists with respect to Borrower, specifying the nature and period of the existence thereof (it being understood that

such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any such Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit).

(iii) Visitation Borrower shall permit the Lender:

(A) *No Default* — if no Default or Event of Default then exists, at the expense of such holder of the Note and upon reasonable prior notice to Borrower, to visit the principal executive office of Borrower, to discuss the affairs, finances and accounts of Borrower with Borrower's officers, and (with the consent of Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of Borrower, all at such reasonable times and as often as may be reasonably requested in writing; and

(B) *Default* — if a Default or Event of Default then exists, at the expense of Borrower to visit and inspect any of the offices or properties of Borrower, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision Borrower authorizes said accountants to discuss the affairs, finances and accounts of Borrower), all at such times and as often as may be requested.

(g) Further Assurances. From time to time after the date hereof, Borrower shall execute and deliver or cause to be executed and delivered, such reasonable documents and instruments, and take such other reasonable and lawful action as Lender reasonably shall deem necessary or desirable to perfect, establish, protect and/or preserve the security interest in favor of Lender created hereby and to otherwise protect the rights of the Lender hereunder.

(h) Terrorism Sanctions Regulations. Borrower will not (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

(i) Prohibition Against Amendment to certain section of the Supply Agreement Borrower shall not further amend Section 4.11 or Section 29.1 of the Supply Agreement without the prior written consent of the Lender, which consent shall not be unreasonably withheld, so long as any amounts due to Lender are outstanding.

9. Rights with Respect to Collateral; Notice to Borrower.

(a) Borrower hereby agrees to assign (subject to the terms and conditions of this Agreement) and deliver the documents described in paragraph 6 hereof to Lender on the date hereof, in form acceptable to Lender and its counsel, and Borrower agrees that Lender shall be entitled to the possession of such documents. The acceptance by Lender of any payments on the Obligations shall not prejudice the rights of Lender hereunder or to repayment of the Loan if any such payments are required to be returned by Lender to the Obligor (or its estate or trustee) as a result of the bankruptcy of the maker or for any other reason whatsoever, and any principal or other charges otherwise paid thereby shall, subject to paragraph 4, remain due and owing to Lender from Borrower as if none of the amounts so returned had ever been paid to Lender. After the occurrence of an Event of Default under this Agreement, Lender may, consistent with the terms of the Collateral Documents, demand, sue for, collect or receive any money or property payable or receivable under the Collateral Documents and settle, release, compromise, adjust, sue upon, foreclose, realize upon or otherwise enforce the Collateral Documents, as Lender may determine, including endorsing on behalf of and in the name of Borrower notes, checks, drafts, money orders, documents of title or other forms of payment with respect to the Collateral.

(b) Lender agrees that in the event that the Obligor shall fail to make any payment due on the Collateral Documents within five (5) days of the due date, Lender shall give Borrower notice of such non-payment. Lender's failure to give such notice shall not in any way affect any of Lender's rights under this Agreement, the Borrower Note or the Collateral Documents.

10. Defaults. An Event of Default shall occur if:

(a) the Borrower shall fail to pay within ten (10) days after the date due, whether at maturity, by acceleration or otherwise, any installment on the Borrower Note; or

(b) Borrower shall fail to observe or perform any of its covenants contained herein, and such failure shall continue for a period of thirty (30) days after written notice from Lender to Borrower; or

(c) The Obligor shall fail to pay on the date due any Required Minimum Payment due under any Collateral Documents, and such failure shall remain uncured for a period of ten (10) days after receipt by Obligor of written notice thereof; or

(d) Any representation, warranty, certification or statement made by Borrower in this Agreement, or in any certificate, financial statement or other document delivered to Lender pursuant to or in connection with this Agreement or the making of the Loan shall prove to have been incorrect in any material respect when made and shall fail to have been cured within one hundred twenty (120) days of notice thereof to the Borrower and the Obligor and shall remain material; or

(e) Borrower or the Obligor commence a voluntary case or other proceeding seeking dissolution, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(f) An involuntary case or other proceeding shall be commenced against Borrower, the Obligor seeking dissolution, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or

(g) An Event of Default under the Borrower Note.

11. Remedies After Default

(a) If an Event of Default hereunder or under the Borrower Note shall have occurred, Lender may continue to receive and retain all payments of any kind upon any and all of the Collateral and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable law.

(b) Borrower hereby makes, constitutes and appoints Lender, and its agents and designees, the true and lawful agents and attorneys-in-fact of Borrower, with full power of substitution, upon an Event of Default hereunder, to endorse its name and do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the liens and rights of Lender created under this Agreement. Borrower agrees that neither Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law provided any such acts of commission or omission or errors or mistakes are not the result of gross negligence or willful misconduct. The powers granted hereunder are coupled with an interest and shall be irrevocable during the term hereof. Lender shall have the right to settle or adjust disputes and claims in respect of the Collateral for amounts and upon such terms as Lender in its sole discretion deems to be advisable, in such cases crediting Borrower with only the net proceeds received and collected by Lender as a result thereof.

(c) Notwithstanding anything to the contrary contained herein, in addition, upon the occurrence of any Event of Default described in Sections 10(e) and 10(f) hereof, the "Acceleration Amount" as defined below shall become immediately due and payable without presentment or protest or notice or demand, all of which are expressly waived by the Borrower. Upon the occurrence of any other Event of Default, Lender shall have the right to declare the Acceleration Amount (as defined below) to be due and payable. Lender shall exercise such right by providing the Borrower at least ten (10) days prior written notice thereof (the "Cure Period") during which time, the Borrower shall have the opportunity to cure all Events of Default. If the Event of Default is related to nonpayment, the cure shall include payment of interest on any past due amount as at the Default Rate of Interest. If the Borrower fails to cure all Events of Default during the Cure Period, the Acceleration Amount shall become immediately due and payable upon the expiration of the Cure Period together with interest thereon at the Default Rate from the last day of the Cure Period (the "Acceleration Date"). The Acceleration Amount shall be equal to the sum of (i) amounts past due plus Default Interest, plus (ii) sum as of the Acceleration Date of the remaining Required Minimum Payments payable hereunder.

12. Termination. This Agreement shall continue in full force and effect until the Liabilities have been paid in full, provided, however, that the obligations of Borrower shall be reinstated in the event that any bankruptcy court requires Lender to return any amounts paid to Lender by Borrower or Obligor. Notwithstanding the foregoing, the provisions of section 12 shall survive a termination of this Agreement until such time as the statute of limitations with respect to any claims made against Lender, which are the subject of section 13, has expired. Upon payment in full of the Borrower Note, the Lender shall return said Borrower Note marked "paid" or its equivalent, together with the Collateral Documents and, upon request of Borrower, shall notify the Obligor in writing to make future payments on the Collateral Documents, if any, to Borrower.

13. Indemnity. Borrower hereby agrees to indemnify and hold harmless Lender, its successors and assigns, from any claims, including all costs, expenses and liabilities incurred in connection therewith arising from Borrower's fraud, gross negligence, or willful misconduct, which results in a material loss or damage to Lender.

14. Miscellaneous.

(a) Modification. This Agreement contains the entire understanding between the parties and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by both parties. Neither this Agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by both parties.

(b) Notice. Any notice to be served on any party hereunder must be served by certified mail or prepaid telegram or by hand, at the address shown below or to any other address to which the party to be served has authorized the other in writing to send such notices:

For the Lender:

NDH CAPITAL CORPORATION
2975 Westchester Avenue
Suite 414
Purchase, NY 10577-2518
Attention: Mr. Scott Haber, President

with a copy to:

Howard Kurtzberg, Esq.
380 North Broadway, Suite 300
Jericho, New York 11753

For the Borrower:

CHEROKEE PHARMACEUTICALS LLC
1835 Market Street, 8th Floor
Philadelphia, PA 19103

with a copy to:

John V. O'Hara, Esq.
Obermayer Rebmann Maxwell & Hippel LLP
1617 John F. Kennedy Boulevard
19th Floor
Philadelphia, PA 19103

Except as otherwise provided herein, notices shall be deemed given when received.

(c) Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated hereby and shall be given effect so far as possible.

(d) Reliance by Lender. Lender shall have the right to rely, in good faith, without inquiry, on any notice or instructions or requests received by it believed by it to be genuine, whether by letter, telex or telegram which purport to have been delivered by the respective representatives or agents of Borrower, and shall not be liable for any action, or omission to act, in accordance therewith.

(e) Benefit of Agreement and Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign its rights under this Agreement without Lender's written consent, which may be granted or withheld in Lender's reasonable discretion. Lender's rights under this Agreement are fully and freely assignable without Borrower's consent. Borrower acknowledges that it is aware that Lender intends to assign all of its rights with respect to the Borrower Note, this Agreement and the Collateral to another financial institution, immediately upon closing this transaction.

(f) Proprietary Documents, etc. Borrower agrees that all documents used in connection with this transaction which have been provided by Lender shall be deemed to be the proprietary documents of Lender, not to be used by Borrower or its parent company without the express written consent of Lender (which consent Lender may withhold or deny in Lender's absolute discretion), including this Agreement, Borrower Note, Notice of Assignment and Acknowledgement, and any other documents prepared by Lender or Lender's counsel. The foregoing is not intended to included documents which have been provided to Lender by Borrower and/or Obligor which Borrower and/or Obligor (as the case may be) have prepared, and such documents shall be deemed to be the proprietary documents of Borrower and/or Obligor (as the case may be), not to be used by Lender or its assignee without the express written consent of Lender (which consent Borrower and/or Obligor (as the case may be) may withhold or deny in its or their absolute discretion).

(g) Waiver of Jury Trial. Borrower waives trial by jury in any litigation between it and the Lender in any court with respect to, in connection with, or arising out of this Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Lender and the Borrower; and the Borrower hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim, provided that nothing in this Section shall prevent the Borrower from asserting, in a separate and independent proceeding, any claim it may have against the Lender. The rights of Lender under this subsection are in addition to other rights and remedies which Lender may have.

(h) Captions. The captions contained in this Agreement have been inserted for convenience only and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions hereof.

(i) Choice of Law and Forum. This Agreement shall be governed by and interpreted in accordance with the internal laws of New York. Claims arising from or relating to this agreement or the Borrower Note shall be heard in the Courts, Federal or State, of New York or in any jurisdiction in which the Lender is incorporated or conducts its business.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written.

Borrower:

CHEROKEE PHARMACEUTICALS LLC

By: [signature]

Name: STRATTON C LEE JR.

Title: VICE PRESIDENT

Lender:

NDH CAPITAL CORPORATION

By: [signature]

Name: Scott Haber

Title: President

TLPS Cherokee 6-13-08/prwt/NDH

EXHBIT A
CHEROKEE PHARMACEUTICALS LLC Letterhead

Notice of Assignment and Payment Instructions

Merck & Co., Inc.
One Merck Drive
Whitehouse Station, NJ 08889-0100

as of June 18 , 2008

Gentlemen:

Reference is hereby made to: the eight (8) Required Minimum Payments due by Merck & Co., Inc. ("Merck") under paragraph 2 of that certain First Amendment to Supply Agreement dated as of June 18, 2008 (which amended the Supply Agreement between Merck and Cherokee Pharmaceuticals LLC ("Supplier") dated as of January 1, 2008 by, among other things, adding Section 4.11 thereto and amending Section 29.1 thereto).

Notice is hereby given that pursuant to Section 29.1 of the Supply Agreement: all of Supplier's rights, title and interest in and to the Required Minimum Payments (but no other rights or obligations under the Supply Agreement) have been assigned, transferred and pledged by Supplier to NDH Capital Corporation, a New York corporation ("NDH"), as security and collateral for a loan in the aggregate face amount (principal and interest) of $53,106,367.36 pursuant to a Term Loan, Pledge and Security Agreement of even date herewith (the "Loan Agreement") between NDH and Supplier (the "Collateral"). NDH has further assigned, transferred and pledged the Collateral and the Loan Agreement to certain institutional investors more particularly described in Exhibit B (together with any of their respective successors and/or assigns, the "Assignee").

In accordance with paragraph 2 of the First Amendment, you are hereby authorized and directed to make all payments due under the Supply Agreement commencing January 1, 2011 into an account number **089065-000** established by Supplier with Wilmington Trust Company (or its successor) as follows:

Wilmington Trust Company
ABA # 031100092
Credit: Cherokee Pharmaceuticals LLC – Escrow
Acount Number: 089065-000
Attention: Adam Vogelsong 302-636-6439

This authorization and direction may not be revoked or amended except by a writing signed by the Assignee.

Very truly yours,

CHEROKEE PHARMACEUTICALS LLC

By:______________________________
Name:
Title:

ACKNOWLEDGMENT BY MERCK & CO., INC.

The undersigned hereby acknowledges: (i) receipt of the Notice of Assignment and Payment Instructions, a copy of which is attached hereto as EXHIBIT A (the "Notice") and approval of the payment instructions set forth therein; (ii) that it has been advised that the institutional investors set forth on Exhibit B annexed hereto and made a part hereof (collectively "Assignee") are the Assignee of the Required Minimum Payments and the Loan Agreement (as that term is defined in the Notice) of the Supplier; (iii) that it shall make payments in accordance with the instructions set forth in the Notice; and (iv) it shall not further amend Section 4.11 or Section 29.1 of the Supply Agreement without the prior written consent of Assignee, which consent shall not be unreasonably withheld, so long as any amounts due to the Assignee are outstanding.

The undersigned further acknowledges, that until written notice is received from John Hancock, copies of default notices delivered to Supplier under the Supply Agreement shall be delivered in the same manner as provided in the Supply Agreement to Assignee at the address as set forth on Exhibit B annexed hereto.

MERCK & CO., INC.

By:________________________________

Name:

Title:

Dated: As of June 18, 2008

EXHIBIT A TO ACKNOWLEDGMENT OF NOTICE OF ASSIGNMENT AND PAYMENT INSTRUCTIONS

CHEROKEE PHARMACEUTICALS LLC Letterhead

Merck & Co., Inc.
One Merck Drive
Whitehouse Station, NJ 08889-0100

as of June 18 , 2008

Gentlemen:

Reference is hereby made to: the eight (8) Required Minimum Payments due by Merck & Co., Inc. ("Merck") under paragraph 2 of that certain First Amendment to Supply Agreement dated as of June 18, 2008 (which amended the Supply Agreement between Merck and Cherokee Pharmaceuticals LLC ("Supplier") dated as of January 1, 2008 by, among other things, adding Section 4.11 thereto and amending Section 29.1 thereto).

Notice is hereby given that pursuant to Section 29.1 of the Supply Agreement: all of Supplier's rights, title and interest in and to the Required Minimum Payments (but no other rights or obligations under the Supply Agreement) have been assigned, transferred and pledged by Supplier to NDH Capital Corporation, a New York corporation ("NDH"), as security and collateral for a loan in the aggregate face amount (principal and interest) of $53,106,367.36 pursuant to a Term Loan, Pledge and Security Agreement of even date herewith (the "Loan Agreement") between NDH and Supplier (the "Collateral"). NDH has further assigned, transferred and pledged the Collateral and the Loan Agreement to certain institutional investors more particularly described in Exhibit B (together with any of their respective successors and/or assigns, the "Assignee").

In accordance with paragraph 2 of the First Amendment, you are hereby authorized and directed to make all payments due under the Supply Agreement commencing January 1, 2011 into an account number **089065-000** established by Supplier with Wilmington Trust Company (or its successor) as follows:

Wilmington Trust Company
ABA # 031100092
Credit: Cherokee Pharmaceuticals LLC – Escrow
Acount Number: 089065-000
Attention: Adam Vogelsong 302-636-6439

This authorization and direction may not be revoked or amended except by a writing signed by the Assignee.

Very truly yours,

CHEROKEE PHARMACEUTICALS LLC

By:______________________________
Name:
Title:

EXHIBIT B TO NOTICE OF ASSIGNMENT OF PAYMENT INSTRUCTIONS
AND ACKNOWLEDGMENT OF PAYMENT INSTRUCTIONS
IDENTIFICATION OF INSTITUTIONAL INVESTORS

John Hancock Life Insurance Company
John Hancock Financial Services
197 Clarendon Street, Third Floor
Boston, MA 02116

John Hancock Variable Life Insurance Company
John Hancock Financial Services
197 Clarendon Street,
Boston, MA 02116

John Hancock Life Insurance Company (U.S.A.)
John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116

Exhibit B

NEGOTIABLE PROMISSORY NOTE

$53,105,367.36 June__, 2008

FOR VALUE RECEIVED, CHEROKEE PHARMACEUTICALS, LLC (the "Maker"), hereby unconditionally promises to pay to the order of NDH CAPITAL CORPORATION, a New York corporation ("NDH"), and together with its successors or assigns of its interest herein (the "Payee"), the amount of $53,105,367.36 (Fifty Three Million One Hundred Five Thousand Three Hundred Sixty Seven and 36/100 Dollars), payable at the offices of NDH, 2975 Westchester Avenue, Suite 414, Purchase, NY 10577-2518, or at such other place as the Payee may designate in writing to the Maker. Such amount shall be due and payable in eight (8) equal quarterly installments of $6,638,170.92 due as follows: January 5, 2011, April 5, 2011, July 5, 2011, October 5, 2011, January 5, 2012, April 5, 2012, July 5, 2012 and October 5, 2012.

This Promissory Note may be negotiated, endorsed, assigned, transferred, pledged or hypothecated by NDH to secure any indebtedness of the undersigned. In the event that this Promissory Note is negotiated, endorsed, assigned, transferred, hypothecated and/or pledged, all references to NDH shall apply to the holder, pledgee or transferee as if named as original payee under this Promissory Note.

The Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument. The obligation to make payments to the Payee hereunder is absolute and unconditional and the rights of said Payee shall not be subject to any defense, set-off, counterclaim or recoupment which the Maker may have against NDH or by reason of any indebtedness or liability at any time owing by the Payee to the Maker. In the event that this Promissory Note is negotiated, endorsed, assigned, transferred, hypothecated and/or pledged, the obligations of the Maker hereunder shall continue in which case the successor, transferee or subsequent holder shall not have recourse to NDH in the event of any default by the Maker hereunder.

Any of the following shall constitute an Event of Default hereunder ("Event of Default"):

(a) The Maker shall fail to make any payment due hereunder to NDH on the due date and shall fail to cure such non-payment for ten (10) days following the date upon which such payment is due (the "Cure Period"); or

(b) The Maker commences a voluntary case or other proceeding seeking dissolution, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(c) An involuntary case or other proceeding shall be commenced against the Maker seeking dissolution, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or

If the Maker shall fail to make any payment when due, the Maker shall be obligated to pay interest on the the overdue payment in default from the date of non payment to the date such payment is made at an annual rate (the "Default Rate") equal to eight (8%) per annum; provided, however, that such rate of interest shall in no event be greater than the highest rate permitted by applicable law.

If there shall have occurred and be continuing an Event of Default as described in paragraphs (a) and (b) above (which shall be after the expiration of the Cure Period if the Event of Default is related to paragraph (a)), the Maker shall be obligated to pay interest thereafter on the entire outstanding principal balance at the Default Rate. In addition, upon an Event of Default, the Payee shall have the option to declare the entire outstanding principal balance of this Promissory Note immediately due and payable without presentment or protest or notice or demand, all of which are expressly waived by the Maker. Except for the foregoing obligation to pay interest during the cure period or in the event of an Event of Default, no other interest shall be due or payable by the Maker on the principal amount of this Promissory Note.

To secure the prompt payment, performance and observance in full of the Loan represented by this Note and any other amounts due hereunder, the Maker and Payee have entered into a Term Loan, Pledge and Security Agreement of even date herewith (the "Loan Agreement") and this Note is entitled to the benefits thereof.

Maker shall have the right to prepay this Promissory Note (in whole) in accordance with the terms of the Loan Agreement. In addition, in the event of the occurrence of any Event of Default under the Loan Agreement (as defined below), except as specifically set forth in the Loan Agreement, the Payee shall have the option of declaring the "Acceleration Amount" as defined in the Loan Agreement to be immediately due and payable without presentment or protest or other notice or demand, all of which are expressly waived by the undersigned. In addition, upon the occurrence of an Event of Default under paragraphs 10 (e) or 10 (f) of the Loan Agreement, the "Acceleration Amount" as defined in the Loan Agreement shall automatically be immediately due and payable without presentment or protest or notice of demand, all of which are expressly waived by the undersigned. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default hereunder.

Should this Promissory Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney-at-law, the Payee shall be entitled to collect all costs of collection, including but not limited to, reasonable attorney's fees.

Promptly upon payment in full of this Promissory Note, at request of the Maker, Payee shall mark this Promissory Note "paid in full" and deliver it to the Maker.

This Promissory Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles.

WITNESS the execution hereof this ___ day of June, 2008.

CHEROKEE PHARMACUETICALS LLC

By:______________________________

Name:

Title:

Exhibit C

CERTIFICATE

The undersigned hereby certifies that attached is a true and correct copy of (a) that certain Supply Agreement dated as of January 1, 2008 between Cherokee Pharmaceuticals LLC and Merck & Co., Inc., with certain provisions, exhibits, schedules and appendices redacted as indicated therein and (b) that certain First Amendment to Supply Agreement dated as June 18, 2008

Dated as of June 18, 2008

Merck & Co., Inc.

By:________________________

Name:

Title:

Exhibit D

[FORM OF PEPPER HAMILTON OPINION LETTER TO BE ATTACHED]